UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2021

Macondray Capital Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40572	98-1593063
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2995 Woodside Road, Suite 250 Woodside, California	94062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 995-7205

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-third of one redeemable warrant	DRAYU	The Nasdaq Stock Market LLC
Class A ordinary share, par value $0.0001 per share	DRAY	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share, par value $0.0001 per share, at an exercise price of $11.50 per share	DRAYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of Macondray Capital Acquisition Corp. I’s (the “Company”) financial statements as of September 30, 2021, the Company’s management identified errors made in its historical financial statements where, at the closing of the Company’s initial public offering (the “IPO”), the Company improperly presented its Class A ordinary shares subject to possible redemption. The Company previously determined the Class A ordinary shares subject to possible redemption to be equal to the redemption value of $10.10 per Class A ordinary share while also taking into consideration a redemption cannot result in net tangible assets being less than $5,000,001. Management determined that the Class A ordinary shares issued during the IPO can be redeemed or become redeemable subject to the occurrence of future events considered outside the Company’s control. Therefore, management concluded that the redemption value should include all Class A ordinary shares subject to possible redemption, resulting in the Class A ordinary shares subject to possible redemption being equal to their redemption value. As a result, management has noted a reclassification error related to temporary equity and permanent equity (the “Reclassification Error”).

As a result of the foregoing, on November 16, 2021, the Company’s management concluded that (i) the Company's previously issued audited balance sheet as of July 6, 2021, as reported in the Company's Current Report on Form 8-K filed on July 13, 2021 and (ii) the Company’s previously issued financial statements for the period from March 15, 2021 (inception) through June 30, 2021 (the “Affected Period”), as reported in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2021 filed on August 24, 2021, should be restated because of the Reclassification Error and should no longer be relied upon. Similarly, any previously furnished or filed reports, related earnings releases, investor presentations or similar communications of the Company describing the Company’s financial results for the Affected Period should no longer be relied upon.

As a result, the Company today is announcing that it will restate its historical financial results for the Affected Period to reflect the Reclassification Error (the “Restatement”). The Restatement will be reflected in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2021.

The Company’s prior accounting for the Class A ordinary shares as subject to possible redemption did not have any impact on the Company’s liquidity, cash flows, revenues or costs of operating our business, in the Affected Period. The Reclassification Error does not impact the amounts previously reported for the Company’s cash and cash equivalents, investments held in the trust account, operating expenses or total cash flows from operations for any of these periods.

The Company’s management concluded that in light of the Reclassification Error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. The Company’s remediation plan with respect to such material weakness will be described in more detail in the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Form 8-K with Marcum LLP, the Company’s independent registered public accounting firm.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s intent to restate certain historical financial statements and the timing and impact of the restatement. These statements are based on current expectations on the date of this Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2021	MACONDRAY CAPITAL ACQUISITION CORP. I

	By:	/s/ R. Grady Burnett
Name: R. Grady Burnett
Title: Co-Chief Executive Officer